Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q3 2018 Worthington Industries Inc Earnings Call EVENT DATE/TIME: MARCH 29, 2018 / 6:30PM GMT

MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - Executive VP & CFO

Catherine Mayne Lyttle Worthington Industries, Inc. - VP of Communications & IR

Mark A. Russell Worthington Industries, Inc. - President & COO

CONFERENCE CALL PARTICIPANTS

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Seth R. Rosenfeld Jefferies LLC, Research Division - Equity Analyst

PRESENTATION

Operator

Good afternoon, and welcome to the Worthington Industries Third Quarter Fiscal 2018 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of the Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Catherine Mayne Lyttle - Worthington Industries, Inc. - VP of Communications & IR

Thank you, Shaun. Good afternoon. Welcome to our third quarter earnings call. Certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause the actual results to differ from those suggested. We issued our earnings release this morning. Please refer to it for more detail on those factors that could cause actual results to differ materially. We are recording this call, and it will be made available later on our website.

On our call today, President and COO, Mark Russell; and Executive Vice President and CFO, Andy Rose. Andy will start things off.

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

Thanks, Cathy, and good afternoon, everyone. The company delivered another solid quarter with earnings per share of $0.61, excluding restructuring and the impact of the new tax law, up $0.04 or 7% from the prior year. We saw improvement in Steel Processing and Pressure Cylinders and modest declines in Engineered Cabs and the joint ventures.

Strength in agriculture and heavy truck helped steel, while Cylinders benefited from the colder winter and hurricane relief efforts.

Unique items in the third quarter were as follows. Inventory holding gains were $800,000 or $0.01 per share as compared to a loss of $3 million or

$0.03 per share in the prior year quarter. Pressure Cylinders had one-time charges of $3.6 million during the quarter, primarily in our Oil and Gas and Alt Fuels businesses from obsolete inventory and a legal settlement from a prior acquisition.

While our tax rate for the quarter was negative, our current expected annual effective tax rate for the year is 10.3%. We had several one-time charges that impacted our tax rate this quarter that totaled $41.2 million or $0.66 per share. $40.6 million was the reduction in our deferred tax liability, and $7.3 million was the impact of the lower tax rate on current year-to-date earnings. These 2 benefits were partially offset by a $6.7 million transition tax on foreign earnings.

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

As we mentioned previously, our annual tax rate for fiscal 2019 is expected to be 24%. Cylinders operating income, excluding restructuring, was up $6.4 million or 58% to $17.5 million. Strength in Consumer and Industrial Products was offset by the previously mentioned issues in Oil and Gas. Revenue and margins continue to improve in Oil and Gas overall. The integration of Amtrol is largely complete, and while we still continue to focus on extracting synergies, the business contributed $7.3 million during the quarter. Steel Processing operating income was up $4.9 million, excluding restructuring from the prior year quarter to $31.1 million. Inventory holding gains for the quarter were a modest $800,000, but the recent rise in steel prices will likely lead to larger gains in the coming quarter or two. The business continues to be hampered by weak toll volumes and a return to more normalized spreads in the coated business.

Engineered Cabs operating income fell $2.3 million to a loss of $4.1 million. Higher conversion cost from labor and some underutilized capacity at one of our facilities hampered profitability despite a 15% improvement in sales. Volumes in key cab end markets are trending positively, and we're beginning to successfully transition in new business. Equity income from our joint ventures during the quarter was down $2.9 million. WAVE's contribution fell $1.9 million, driven by higher allocations from the parent companies and lower volumes. ClarkDietrich was off $1.3 million, but up sequentially and contributed $1.5 million as competitors began to show pricing discipline. Serviacero's business continues to perform well and contributed $1.3 million. We received dividends from JVs of $22.6 million for 114% cash conversion on equity income. Cash from operations was $100 million for the quarter driven by solid earnings and a reduction in working capital. We spent $14 million on capital projects, distributed $13 million in dividends and repurchased 1 million shares of stock for $47 million during the quarter.

Yesterday, the board declared a $0.21 per share dividend for the third quarter payable in June of 2018. Debt was little changed at $782 million at quarter end but up to $200 million year-over-year from our bond issue in the first quarter. Interest expense was up $2.1 million to $9.8 million as a result. Trailing 12-month adjusted EBITDA is now $392 million. We have consolidated cash of $147 million and almost $540 million available under our recently renewed 5-year revolving credit facility and AR securitization. Our net debt-to-EBITDA leverage ratio is a modest 1.6x.

We continue to be quite pleased with the overall performance of the company. The integration and financial performance of Amtrol has gone well, and the addition of their people, products and processes have strengthened our Consumer and Industrial Products businesses. Our lean and innovation capabilities continue to spread throughout the company and are beginning to differentiate us in the marketplace. We've a clear vision, an effective strategy and are optimistic about the road ahead. Recent activity around tax law changes and steel tariffs has created a lot of noise in our business. The tax law changes are positive for us, likely lowering our effective tax rate by 8% or so to 24% over the long term. The impact of the Section 232 steel tariffs on our business varies, but our seasoned purchasing and price risk management capabilities and our Transformation playbook are enabling us to navigate the changes quickly and effectively, so that we can continue our goal of growing our earnings and rewarding shareholders.

Mark will now discuss the operations.

Mark A. Russell - Worthington Industries, Inc. - President & COO

Thanks, Andy. Our Steel Processing business had a record third quarter for direct-customer shipments, which were up 5% compared to last year. Our strengthened direct shipments outpaced the 3% increase in direct shipments reported in recent Metal Service Centers Institute data. Toll processing volume decreased 17%, reflecting continued softness in the toll galvanizing business at our Spartan joint venture. Combined, direct and toll volume was down by 6%, and the mix of direct and toll was 57% direct versus 43% toll compared to 52%, 48% last year.

Direct shipments were particularly strong in both the agriculture segment, which was up 28% and heavy truck, which was up 15%. Automotive shipments to the Detroit Three decreased 2%, while all other automotive shipments increased 4%.

TWB, Steel Processing's laser welding joint venture with Baosteel transitioned their new Monterrey, Mexico facility to full production, including 2 state-of-the-art high-volume rotary lines and a traditional continuous feed line there. TWB also continues to expand aluminum-welded blank production at their flagship facility in Michigan.

Serviacero, our Mexican steel processing joint venture saw direct shipments up 5%, while toll shipments were down 20%, with overall shipments combined down 3%. Serviacero started production on their new heavy-gauge blanker in their expanded Monterrey facility during the quarter. In our Pressure Cylinders Oil and Gas Equipment business, revenue was up 50% compared to last year, as market conditions continue to significantly improve in most U.S. oil and gas producing regions.

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

In Alternative Fuels, revenue was up 21%, primarily due to higher shipments of LPG cylinders to European automotive manufacturers.

Market conditions continue to improve in this business, particularly in North America where we're seeing the return of spreads between diesel and natural gas sufficient to create a compelling economic case to switch to natural gas, something that has been missing from the market for the last 2 years. A significant portion of the product lines we acquired from Amtrol are now included in our Industrial Products business, including the Amtrol Alpha line of LPG products produced in Portugal and sold throughout the Europe, Africa, the Middle East and India. Revenue in Industrial Products was up 55% compared to last year. Excluding Amtrol revenue, it was up 14%.

The balance of the product lines we acquired from Amtrol are now included in our Consumer Products business, including Amtrol's line of products for residential and municipal water well systems. Revenue in Consumer Products was up 51% compared to last year. Excluding Amtrol revenue, it was up 9%.

Engineered Cabs revenue was up 15% compared to last year, as we continued to see signs of strength in the major components of the off-highway equipment market. In our WAVE joint venture, sales volume was slightly weaker in the U.S. and Europe and slightly stronger in Asia. WAVE imports a material amount of steel from foreign sources. The Section 232 tariffs recently announced in the U.S. may impact the 30% to 40% of WAVE's total raw steel usage that's imported, particularly for the lightest gauges they use. WAVE has adequate nontariff sources of supply for this steel, although, they're often higher priced. Of course WAVE will also have the option of paying any tariff that may apply to steel from foreign sources.

In response to the recently increasing steel price environment, WAVE implemented a price increase in February and recently announced another price increase for implementation in April.

As Andy said overall, we're very pleased with the quarter and also pleased with where we are as a company. Across the company, we have more people actively engaged in transformational improvements and innovation than we have ever had.

Now we'll be happy to take any questions any of you may have.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question will come from the line of Seth Rosenfeld with Jefferies.

Seth R. Rosenfeld - Jefferies LLC, Research Division - Equity Analyst

Just to start out on the JVs. Can you tell us a little bit more about the scale of cost pressure you're feeling at both WAVE and ClarkDietrich? And perhaps, give us a bit of sense of your ability to pass on those cost pressures to customers in either of those 2 businesses. I guess what's been the response of the first and perhaps now the more recent second price hike at WAVE? Start there, please.

Mark A. Russell - Worthington Industries, Inc. - President & COO

So Seth, your question is, our ability to pass through the recent price increases at WAVE and ClarkDietrich, right?

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

Seth R. Rosenfeld - Jefferies LLC, Research Division - Equity Analyst

Yes, please.

Mark A. Russell - Worthington Industries, Inc. - President & COO

All right. So as I mentioned in WAVE, we've -- we already announced a price increase in February. And we recently announced another one that will be implemented next month. So that WAVE is easily able to keep up with the price increases. That's historically been the case for the WAVE business. ClarkDietrich also has announced price increases with the intent also of keeping up with the price. So both of those businesses, we have confidence, will be able to pass the price increases to their customers.

Seth R. Rosenfeld - Jefferies LLC, Research Division - Equity Analyst

Have you seen a differential in your ability to successfully execute those price hikes? I guess obviously, you were able to announce them, but what's been the response from customers? Do you see different competitive dynamics in those 2 businesses?

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

The competitive dynamics are different between WAVE and ClarkDietrich. The metal framing side of the business historically has been much more competitive. There's a number of -- there's many, many more competitors in that market. I will say that historically, both of those businesses, when there are rapidly rising steel prices, are very successful at moving price increase. And I think the one thing that I see in this one is, obviously, there's not too many people on the planet that aren't aware that the U.S. has implemented these tariffs, because it's so -- been so broadly displayed across the news media, and so I think the acknowledgment amongst their customer base is, this is the reality, and at the end of the day, I think, not only are their customers aware but also their competitors are aware, and they're viewing it as an opportunity to move the price up.

Mark A. Russell - Worthington Industries, Inc. - President & COO

So I'd even say in the businesses where we have a hedged price of steel, we still are going to be able to have some price movements, because the environment allows it. As Andy mentioned, everybody knows that the price is going up.

Seth R. Rosenfeld - Jefferies LLC, Research Division - Equity Analyst

Great. And then going back to the Steel Processing businesses, please. Can you add a little bit more color on the current dynamics within the automotive customer segment? You highlighted the differential between the big 3 and non-big 3 customers, could you perhaps talk a little bit more about your expectations for volumes this year?

Mark A. Russell - Worthington Industries, Inc. - President & COO

We use the same kind of forecast for forward volume in terms of build rate that most people do. And so you can see that as well as we can. As I mentioned, the Detroit Three volume for us is off just slightly, just a couple of points. And the non-Detroit Three, which for us is the new domestics typically, that's the largest component of that, we're actually up. So overall, automotive is pretty steady for us at the moment.

Operator

Our next question then now come from the John Tumazos from Very Independent Research.

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

John Charles Tumazos - John Tumazos Very Independent Research, LLC - President and CEO

Recently, we've had near-record steel prices. Why do you think your JV earnings, many of whom are steel processing companies with steel inventory, haven't surged nor your Steel Processing earnings as much as in the past, and your shares, which made a record a year or 2 ago when the stock market was lower, before the Trump elections, haven't gone up with the market or the higher steel prices wherein the past they had. Is your hedging program that good?

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

So I guess the first part of your question, John, is the runup in steel prices really hasn't flowed through the income statement of both the Steel Company and our other businesses that you called processors. There's -- you have to remember there's a lag effect of, let's call it, a quarter or sometimes 2, maybe 1.5 quarter, because of the way they buy steel and the way they sell steel, so it's going to happen. There's just a little bit of a lag there. And then -- your question on the stock price. It is interesting. We actually just recently ran a correlation between us and the mills, and I think it was around 60% maybe that our stock price moved in correlation. Ironically, today, it seems to be moving in lockstep with the mills. So I think we've maybe disassociated ourself a little bit from the mills and are viewed a little bit more like a metals manufacturing company by a number of investors, so that may explain part of it, but it's an interesting question. Hard to explain sometimes.

John Charles Tumazos - John Tumazos Very Independent Research, LLC - President and CEO

You know how much of your shares are owned by ETFs that might comp you with the mills?

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

Off the top my head, I do not. But it's a pretty high percentage.

Operator

(Operator Instructions) And we have a question from the line of Phil Gibbs from KeyBanc Capital.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Just had a question on the comments you made on some of the inventory. I think there were some losses in the Oil and Gas business, so maybe you could explain some of that? I don't think that's something we were anticipating.

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

Yes, so there's really 2 things going on there. There's about $1.2 million of essentially a legal reserve that we took related to the settlement of an escrow around an acquisition we did several years ago. And then the balance of that $3.6 million, which should be $2.4 million, is basically inventory write-offs for products that we were carrying, that we thought we could sell that we just couldn't. And it's primarily in Oil and Gas, but there was also 1 specific product in our Alternative Fuels business. So think of it as obsolete inventory that was written-off during the quarter.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. And maybe, Mark, if you could give some color in terms of what you're seeing in the Oil and Gas business right now in terms of the trends and maybe the regions and the backlog?

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

Mark A. Russell - Worthington Industries, Inc. - President & COO

Obviously, much stronger across-the-board as everybody can see from the publicly available information. We are ideally suited to serve customers in the Marcellus and Utica in the east. And obviously, the strength there with -- the strength there not only coming from the increase in price but also the availability of gathering lines now, so there's still so much of that acreage that was not drillable and completable, because it couldn't be hooked up to the pipeline. That's now caught up. And so the strength there is increasing. And then, of course, we are also ideally suited in the west for the Eagle Ford, the Denver-Julesburg and then in the Bakin. And all of those are doing very well at the moment, so it looks like we're seeing strength return to those markets, and that's reflected in our forward order book. It's up significantly double digits.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

This is the tanks or the separation equipment or both. Is there a differentiation between the backlog there?

Mark A. Russell - Worthington Industries, Inc. - President & COO

It's both, Phil.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. Terrific. And Andy any color you could provide us on the potential magnitude of FIFO holding gains for Q4, if we assume that steel prices hang out around, call it $800, $850?

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

Yes, I mean, it's definitely going to be double-digit million. So let's call it north of $10 million, but there's still a few months left in the quarter, so the actual number is to be determined. But it's going to be meaningful.

Philip Ross Gibbs - KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. And one more for me if I could. So the toll processing volume's down quite a bit in the Steel business domestically, and I think you had mentioned that the Serviacero toll processing business is down quite a bit. Is there any correlation or link that you could draw between the 2 in terms of why the direct might be strong and the tolling isn't? Is there something, broadly speaking, going on in the sourcing in automotive?

Mark A. Russell - Worthington Industries, Inc. - President & COO

Yes, Phil, I don't think that there is a broad change in the market. I think that the differences in tolling that we're seeing are more specific to facilities for us. As I mentioned, our galvanizing toll business is down at Spartan. We believe that, that will turn around in future quarters. Our pickling toll business is down particularly in our Middletown, Ohio facility, down by Cincinnati. And that was related to the quality issues we were having on that particular pickle line. We've got those sorted out now. But while we were sorting through that, we had to reduce the volume on that line, and of course, lost some volume there. So we think those 2 things are temporary and pretty much individually applying to facilities for us.

Operator

Now we have a question from the line of John Tumazos from the Very Independent Research.

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MARCH 29, 2018 / 6:30PM, WOR - Q3 2018 Worthington Industries Inc Earnings Call

John Charles Tumazos - John Tumazos Very Independent Research, LLC - President and CEO

Could you give us a little color on the Engineered Cabs and other segment, the losses there were each a little bigger?

B. Andrew Rose - Worthington Industries, Inc. - Executive VP & CFO

Sure. Engineered Cabs, they are going through a period where they've transitioning business out from a large customer and replacing that business with a number of smaller programs. The good news and the bad news about the Cabs business is, when they win business, it takes somewhere between 12 and 18 months to bring those new programs online. And so while their end markets are up, as we saw with revenue up 15%, it's taking some time to bring those new -- newer programs online. The other thing that's going on in Engineered Cabs is, in one of our facilities, we have a pretty significant labor challenge in terms of finding good labor that we can keep around, and so we've had a lot of temporary labor that has significantly higher cost, which we're working to address right now. So there the cost of producing a cab in that one facility is way up as a result of labor. That's something we think we can work through and so expect to decline in the future quarters.

And then your second question was on the other. There's only 1 business left in other which is our Energy Innovations business. It's a very small business. Typically, what you're seeing there in terms of fluctuations is related to unallocated overhead that we have as a company. So oftentimes, we have accounts that we will accrue things at corporate, and then in the next quarter, we'll allocate them out. A good example is some of our healthcare charges, and so those are a little bit hard to predict. But I expect that number to be less negative in the future quarters.

Operator

At this time I'm showing no further questions in queue.

Catherine Mayne Lyttle - Worthington Industries, Inc. - VP of Communications & IR

Great. Well, thank you all for joining us today. We look forward to speaking with you in June for our fiscal year-end earnings call.

Operator

Thank you. And ladies and gentlemen, that does conclude our conference for today. Thanks for your participation, and for using AT&T executive teleconference.

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